UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2010

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Agreement

Sale of Subsidiary

Effective September 30, 2010, the Registrant entered into a subsidiary purchase agreement with Todd Torneo, a current director of the Registrant, for the sale of Rubicon Financial Insurance Services, Inc. (“RFIS”) to Mr. Torneo for 50,000 shares of the Registrant’s common stock owned by Mr. Torneo. Mr. Torneo was also the founder, sole officer and a director of RFIS. The Registrant intends to cancel the 50,000 shares of common stock received in the transaction. In addition, Mr. Torneo agreed to deposit 100,000 shares of the Registrant’s common stock in an escrow account to be used to collateralize the indemnification requirements of Torneo set forth in the subsidiary purchase agreement for a period of up to three years.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the completion of the sale of RFIS described in Item 1.01 above, the Registrant disposed of all of the outstanding assets and liabilities of RFIS in exchange for the cancellation of 50,000 shares of the Registrant’s common stock held by Mr. Torneo.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Director

On September 30, 2010, Todd Torneo resigned as a member of the Registrant’s board of directors. Mr. Torneo’s resignation was effective immediately. The Registrant is not aware of any disagreement Mr. Torneo may have with it on any matter relating to the Registrant’s operations, policies or practices.

Item 8.01 Other Events

Order Granting $355,869.50 in Legal Fees and Costs against Grant Bettingen, et. al.

On October 14, 2010, the Registrant’s motion for attorney’s fees and costs against M. Grant Bettingen and Christi Bettingen, individually and as co-trustees of the 1999 Bettingen Trust U/D/T October 8, 1999 (collectively, the “Bettingens”) was granted. The Court’s tentative ruling, which was sustained by the judge as his final ruling, was as follows:

RUBICON FINANCIAL INCORPORATED (RUBICON) V. BETTINGEN, ET AL.

Motion by cross-defendant Rubicon for attorneys’ fees and costs:

The motion is granted.

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The court finds the cross-defendants are the prevailing parties on the breach of contract causes of action.

The court finds that no apportionment of fees and costs need be allocated between the contract causes of action and the other causes of action.

The court further finds reasonable attorneys’ fees in the sum of $337,634.00, and costs in the sum of $18,235.50, and orders such amounts be awarded to the cross-defendants jointly, and against the cross-complainants M. Grant Bettingen, individually and as Trustee of the Bettingen 1999 Trust, and Chrisi Bettingen, all jointly and severally.

The moving parties are hereby ordered to prepare, file and serve the proposed order and judgment in accordance with this ruling, and shall give notice of ruling.

The Registrant is continuing to aggressively litigate the July 2009 lawsuit against Grant Bettingen and Grant Bettingen, as Trustee of the 1999 Bettingen Trust U/D/T October 8, 1999 in the Superior Court of the State of California, for the County of Orange – Central Justice Center (Case Number 30-2009-00124138-CU-BC-CJC) seeking damages for:

1.	Breach of Contract;
2.	Fraud;

3.	Declaratory Relief;
4.	Breach of Covenant of Good Faith and Fair Dealing; and

5.	Unjust Enrichment.

These claims arise from the June 2008 merger between the Registrant and Grant Bettingen, Inc. (now known as Newport Coast Securities, Inc.). This case is in the complex litigation court and is still in the discovery stage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer
Date: October 19, 2010

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